UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): May 19, 2020

Linde plc

(Exact name of registrant as specified in its charter)

Ireland	001-38730	98-1448883
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

The Priestley Centre

10 Priestley Road

Surrey Research Park

Guildford, Surrey GU2 7XY

United Kingdom

(Address of principal executive offices)(Zip Code)

+44 1483 242200

(Registrant’s telephone numbers, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Ordinary shares (€0.001 nominal value per share)	LIN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On May 19, 2020, Linde Finance B.V., a company organized under the laws of The Netherlands (“Linde Finance”), issued €750 million aggregate principal amount of 0.250% Notes due 2027 (the “2027 Notes) and €750 million aggregate principal amount of 0.550% Notes due 2032 (the “2032 Notes”). Linde Finance is a wholly owned subsidiary of Linde plc (the “Company”). The 2027 Notes and the 2032 Notes were issued pursuant to a Subscription Agreement, dated May 15, 2020, by and among Linde Finance, as Issuer, Linde plc, as Guarantor, and the financial institutions named as managers therein (the “Managers”). The key terms of the 2027 Notes and the 2032 Notes are set out in the Final Terms filed as Exhibits 4.1 and 4.2, respectively, which are incorporated herein by reference.

Linde Finance received aggregate proceeds of approximately €1,491.7 million, net of fees paid to the Managers of the offering. Net proceeds of the offering will be used for general corporate purposes.

The 2027 Notes and 2032 Notes have been admitted to the official list of the Luxembourg Stock Exchange and for trading on the Euro MTF market operated by the Luxembourg Stock Exchange.

The 2027 Notes and the 2032 Notes were issued under the European debt issuance programme (the “Program”) established by the Company and Linde Finance (together, the “Issuers”) on May 11, 2020. Under the Program, each Issuer may issue unsecured notes (“Notes”) with such terms, including currency, interest rate and maturity, as agreed by the relevant Issuer and the purchasers of such Notes at the time of sale and as set out in the final terms (“Final Terms”) for the relevant issue of Notes. The Program will be valid for a period of one year after which it will require updating prior to any further issuance of Notes. The aggregate principal amount of Notes authorized under the Program to be outstanding from time to time is €10 billion.

Notes issued by Linde Finance under the Program will be guaranteed by the Company under the Guarantee and Negative Pledge filed as Exhibit 4.3, which is incorporated herein by reference.

Linde GmbH, a wholly owned subsidiary of the Company organized under the laws of Germany, and Praxair, Inc., a wholly owned subsidiary of the Company organized under the laws of Delaware, will provide to the Company (i) a guarantee of the Notes issued by the Company under the Program and (ii) a guarantee of the Company’s guarantee of Notes issued by Linde Finance under the Program. Such guarantee of Linde GmbH is filed as Exhibit 4.4 and incorporated by reference herein, and such guarantee of Praxair, Inc. is filed as Exhibit 4.5 and incorporated by reference herein.

Under the Program, Notes will be issued under a Fiscal Agency Agreement, dated May 11, 2020, by and among the Issuers and Deutsche Bank Aktiengesellschaft, as Fiscal Agent and Paying Agent. Pursuant to a Dealer Agreement, dated May 11, 2020, by and among the Issuers and Deutsche Bank Aktiengesellschaft and the other dealers party thereto from time to time (together the “Dealers”), the Issuers have appointed the Dealers to subscribe and pay for Notes issued under the Program on the terms set out therein. Copies of the Fiscal Agency Agreement and the Dealer Agreement are filed as Exhibits 4.6 and Exhibit 1.1, respectively, and are incorporated herein by reference.

Notes issued under the Program by the Issuers will be issued pursuant to Regulation S under the U.S. Securities Act of 1933, as amended (the “Securities Act”), will not be registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons absent registration or an applicable exemption from registration requirements under the Securities Act. This Current Report on Form 8-K shall not constitute an offer to sell, or the solicitation of an offer to buy, any securities, including any securities of the Company or Linde Finance.The foregoing description is qualified in its entirety by reference to the exhibits filed herewith.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibit. The following exhibit is filed herewith:

Exhibit No.	Description

1.1	Dealer Agreement, dated May 11, 2020, among Linde plc, as Issuer and as Guarantor, Linde Finance B.V., as Issuer, Deutsche Bank Aktiengesellschaft, as Dealer and the other Dealers party thereto.

4.1	Final Terms of 0.250% Notes due 2027 of Linde Finance B.V.

4.2	Final Terms of 0.550% Notes due 2032 of Linde Finance B.V.

4.3	Guarantee and Negative Pledge of Linde plc dated May 11, 2020

4.4	Upstream Guarantee to Linde plc provided by Linde GmbH dated May 11, 2020

4.5	Upstream Guarantee to Linde plc provided by Praxair, Inc. dated May 11, 2020

4.6	Fiscal Agency Agreement, dated May 11, 2020, among Linde plc, as Issuer and as Guarantor, Linde Finance B.V., as Issuer, and Deutsche Bank Aktiengesellschaft, as Fiscal Agent and Paying Agent

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINDE PLC

Date: May 26, 2020	By:	/s/ Guillermo Bichara
	Name:	Guillermo Bichara
	Title:	General Counsel